The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 File No. 333-274620
SUBJECT TO COMPLETION, DATED MAY 13, 2025
Prospectus Supplement
(To prospectus dated September 21, 2023)
Depositary Shares, Each Representing a 1/40th Interest in a Share of
    % Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock
We are offering to sell           depositary shares, each representing a 1/40th ownership interest in a share of our     % Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock, $0.001 par value, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) of First Busey Corporation, which we refer to as the “Series B preferred stock.” The depositary shares are represented by depositary receipts. Holders of depositary shares are entitled to all proportional rights and preferences of the Series B preferred stock, including dividend, voting, redemption and liquidation rights. You must exercise such rights through the depositary.
Dividends on the Series B preferred stock will not be cumulative or mandatory. If our board of directors does not declare a dividend on the Series B preferred stock or if our board of directors authorizes and we declare less than a full dividend in respect of any Dividend Period (as defined herein), we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series B preferred stock or any other class or series of our preferred stock or common stock are declared for any future Dividend Period.
We will pay dividends on the Series B preferred stock, when, as, and if declared by our board of directors. Dividends will be payable from the original date of issuance at a rate of      % per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2025. Upon payment of any dividend on the Series B preferred stock, holders of depositary shares are expected to receive such dividends in proportion to their investment in the depositary shares representing such Series B preferred stock.
We may redeem the Series B preferred stock at our option, subject to regulatory approval, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any Dividend Payment Date (as defined herein) on or after June 1, 2030 or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). If we redeem the Series B preferred stock, the depository shall redeem a proportionate number of depositary shares.
The Series B preferred stock will rank (i) senior to our common stock, (ii) equally with our Series A Non-Cumulative Perpetual Preferred Stock, $0.001 par value, liquidation preference of $1,000 per share, which we refer to as the “Series A preferred stock” and together with the Series B preferred stock, the “Preferred Stock,” and (iii) at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock), with respect to the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up.
The Series B preferred stock does not have any voting rights, except as set forth under “Description of Series B Preferred Stock — Voting Rights” on page S-21. A holder of depositary shares is entitled to direct the depositary to vote in such circumstances. See “Description of Depositary Shares — Voting the Series B Preferred Stock” on page S-25.
Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on the Nasdaq Global Select Market under the symbol “BUSEP.” If the application is approved, we expect trading of the depositary shares on the Nasdaq Global Select Market to begin within the 30-day period after the initial delivery of the depositary shares.
Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-8 and under the headings “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of certain risks that you should consider in connection with an investment in the depositary shares.
	Public offering price	Underwriting discount	Proceeds to us (before expenses)
Per depositary share	$	$	$
Total(1)	$	$	$

(1)
Assumes no exercise of the underwriters’ overallotment option, described below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The depositary shares are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.
We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase from us up to an additional        depositary shares at the public offering price less the underwriting discount, solely to cover overallotments, if any.
The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, on or about           , 2025, which is the        business day after the date of the pricing of the depositary shares (such settlement being referred to as “T+      ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially will settle in T+      , to specify alternative settlement arrangements to prevent a failed settlement.
Joint Book-Running Managers
Piper Sandler	Morgan Stanley	Keefe, Bruyette & Woods A Stifel Company
Co-Manager
Janney Montgomery Scott
The date of this prospectus supplement is           , 2025.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context indicates otherwise, the terms “Busey,” “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to First Busey Corporation, a Nevada corporation, and its consolidated subsidiaries. References to “Banks” refer to Busey Bank and CrossFirst Bank, our wholly owned banking subsidiaries. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Busey at the address or telephone number indicated in the section entitled “Where You Can Find More Information” in this prospectus supplement.
This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the depositary shares and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated September 21, 2023, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the depositary shares we are offering, and important business and financial information about us. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Before you invest in the depositary shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus used in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the “SEC.” The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on our website at https://ir.busey.com/financial-information/sec-filings as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be

S-ii

part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information that we have indicated or indicate in the future as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement or the accompanying prospectus, regardless of when furnished to the SEC, unless specifically incorporated by reference therein. We incorporate by reference the following documents we filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” until the offering of the depositary shares contemplated by this prospectus supplement and the accompanying prospectus are terminated, but excluding, in each case, any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (including information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on April 18, 2025);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on January 14, 2025 , January 17, 2025, February 21, 2025, March 3, 2025, April 8, 2025 and May 1, 2025.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
First Busey Corporation
Attention: Corporate Secretary
11440 Tomahawk Creek Parkway
Leawood, Kansas 66211
Telephone: (217) 365-4630
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to us at the address or telephone number above.
SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus, and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Busey’s financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions.
A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following:
•
the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures, the threat or implementation of tariffs, trade wars and changes to immigration policy);

S-iii

•
changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies (including those concerning Busey’s general business);

•
the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the conflict in the Middle East);

•
unexpected results of acquisitions, including the acquisition of Cross First Bankshares, Inc., which may include failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated;

•
the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers;

•
new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the SEC, or the Public Company Accounting Oversight Board;

•
changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates);

•
increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers;

•
changes in technology and the ability to develop and maintain secure and reliable electronic systems;

•
the loss of key executives or associates, talent shortages, and employee turnover;

•
unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes);

•
fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates;

•
credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey’s loan portfolio and large loans to certain borrowers (including commercial real estate loans);

•
the concentration of large deposits from certain clients who have balances above current insurance limits of the Federal Deposit Insurance Corporation, which we refer to as the “FDIC,” and may withdraw deposits to diversify their exposure;

•
the level of non-performing assets on Busey’s balance sheet;

•
interruptions involving information technology and communications systems or third-party servicers;

•
breaches or failures of information security controls or cybersecurity-related incidents;

•
the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts;

•
the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Busey’s cost of funds;

•
the ability to maintain an adequate level of allowance for credit losses on loans;

•
the effectiveness of Busey’s risk management framework, and

•
the ability of Busey to manage the risks associated with the foregoing.

There can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking

S-iv

statements or reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You are advised, however, to consult further disclosures management makes on related subjects in Busey’s reports filed with the SEC.

S-v

SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward — Looking Statements” in this prospectus supplement.
First Busey Corporation
Busey is a Nevada corporation organized in 1980, a public company listed on the Nasdaq Global Select Market (common stock symbol “BUSE”), which we refer to as “Nasdaq,” and a bank holding company that has elected to become a financial holding company. Effective March 1, 2025, Busey completed its previously announced acquisition of CrossFirst Bankshares, Inc., the holding company for CrossFirst Bank. Busey provides diversified financial services, primarily through its principal subsidiaries, Busey Bank, an Illinois state-chartered bank with its headquarters in Champaign, Illinois, and CrossFirst Bank, a Kansas state-chartered bank with its headquarters in Leawood, Kansas. Busey expects to merge CrossFirst Bank into Busey Bank on June 20, 2025, with Busey Bank surviving. Busey conducts the business of banking and provides related banking services, asset management, brokerage and fiduciary services through the Banks and provides payment technology solutions through FirsTech, Inc., which we refer as “FirsTech,” a wholly owned subsidiary of Busey Bank.
The Banks offer a range of diversified financial products and services for consumers and businesses, including online and mobile banking capabilities to conveniently serve its customers’ needs. Commercial services include commercial, commercial real estate and real estate construction loans, as well as commercial depository services such as cash management. Retail banking services include residential real estate, home equity lines of credit, consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, and individual retirement accounts and other fiduciary services through its banking centers, automated teller machines, and technology-based networks. Busey Bank also provides a full range of asset management, investment, brokerage, fiduciary, philanthropic advisory, tax preparation, and farm management services to individuals, businesses, and foundations through its wealth management business. As of March 31, 2025, we offered banking services through 78 full-service locations across 10 states with total assets of approximately $19.46 billion, total deposits of approximately $16.46 billion, total loans of approximately $13.87 billion and wealth assets under care of approximately $13.68 billion.
Busey Bank’s subsidiary, FirsTech, provides comprehensive and innovative payment technology solutions. Through our payment platform, which utilizes an API cloud-based platform, our technology provides for fully integrated payments capabilities. FirsTech’s multi-channel payment platform allows businesses to collect payments from their customers in a variety of ways, to enable fast, frictionless payments. Payment method vehicles include text, interactive voice response, electronic payment concentration delivered to Automated Clearing House networks, money management and credit card networks, walk-in payment processing, direct debit services, and lockbox remittance processing for customers to make payments by mail. FirsTech also provides additional tools to help clients with billing, reconciliation, bill reminders, and treasury services. Our client base represents a diverse set of industries, with a higher concentration in highly regulated industries, such as financial institutions, utility, insurance, and telecommunications industries. The Company continues to make strategic investments across key areas of the business including technology, product, sales, and operations.
Our principal executive office is located at 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211, and our telephone number is (217) 365-4500.

THE OFFERING
The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Series B preferred stock, the depositary shares and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference herein and therein, before making a decision about whether to invest in the depositary shares. For a more complete understanding of the Series B preferred stock and the depositary shares, you should read the sections titled “Description of Series B Preferred Stock” and “Description of Depositary Shares,” beginning on pages S-17 and S-24 of this prospectus supplement, respectively. As used in this “Summary — The Offering” section, the terms “Busey,” “we,” “us,” and “our” refer to First Busey Corporation and not any of its subsidiaries.
Issuer
First Busey Corporation
Securities Offered
          depositary shares (or          depositary shares if the underwriters exercise their overallotment option in full), each representing a 1/40th ownership interest in a share of    % Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock, $0.001 par value, which we refer to as the “Series B preferred stock,” with a liquidation preference of $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share). Each holder of depositary shares will be entitled to, through the depository, in proportion to the applicable fraction of a share of Series B preferred stock represented by such depositary shares, to all rights and preferences of the Series B preferred stock (including dividend, voting, redemption and liquidation rights).
We may from time to time, without notice to or the consent of holders of the Series B preferred stock, issue additional shares of Series B preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B preferred stock. In the event we issue additional shares of Series B preferred stock, we will cause a corresponding number of additional depositary shares to be issued.
Dividends
Holders of the Series B preferred stock will be entitled to receive, only when, as, and if declared by our board of directors, out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share), and no more, at a rate equal to     % per annum (equivalent to $       per depositary share per annum), for each quarterly Dividend Period (as defined below) occurring from, and including, the original issue date of the Series B preferred stock.
A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the shares of Series B preferred stock to, but excluding, the next succeeding

Dividend Payment Date. Upon payment of any dividends on the Series B preferred stock, holders of depositary shares shall receive a proportionate payment.
Dividends on the Series B preferred stock will not be cumulative or mandatory. If our board of directors does not declare a dividend on the Series B preferred stock or if our board of directors authorizes and we declare less than a full dividend in respect of any Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Dividend Payment Date, or accumulate, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series B preferred stock or any other class or series of our Series B preferred stock or common stock are declared for any future Dividend Period.
See “Description of Series B Preferred Stock — Dividends” and “Description of Depositary Shares — Dividends and Other Distributions.”
Dividend Payment Dates
When, as, and if declared by our board of directors, and to the extent we have the funds legally available, we will pay cash dividends on the Series B preferred stock quarterly, in arrears, on March 1, June 1, September 1, and December 1 of each year, commencing on September 1, 2025, each of which we refer to as a “Dividend Payment Date.”
See “Description of Series B Preferred Stock — Dividends”.
Priority Regarding Dividends
While any share of Series B preferred stock remains outstanding, unless the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside:
•
no dividend will be declared, paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined herein), subject to certain exceptions;

•
no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly, subject to certain exceptions, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us.

•
no shares of Parity Stock (as defined herein, including our Series A Non-Cumulative Perpetual Preferred Stock, which we refer to as the “Series A preferred stock”), will be repurchased, redeemed or otherwise acquired for consideration by us, subject to certain exceptions, during a Dividend Period.

See “Description of Series B Preferred Stock — Priority Regarding Dividends.”
Redemption
The Series B preferred stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

Subject to certain terms and conditions, we may redeem the Series B preferred stock at our option, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, on any Dividend Payment Date on or after June 1, 2030 with not less than 30 days’ and not more than 60 days’ notice prior to the date of redemption specified in the notice, or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). If we redeem any shares of Series B preferred stock, the depository shall redeem a proportionate number of depositary shares. See “Description of Series B Preferred Stock — Redemption” and “Description of Depositary Shares — Redemption of Depositary Shares.”
Neither the holders of Series B preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B preferred stock.
No Maturity
The Series B preferred stock does not have any maturity date, and we are not required to redeem the Series B preferred stock at any time. Accordingly, the Series B preferred stock will remain outstanding perpetually, unless and until we decide to redeem it and, if required, receive prior approval of the Board of Governors of the Federal Reserve System, which we refer to as the “Federal Reserve,” to do so.
Voting Rights
Holders of the Series B preferred stock will have no voting rights with respect to matters that generally require the approval of our common stockholders. Holders of the Series B preferred stock will have voting rights only with respect to (i) authorizing, creating or issuing any capital stock ranking senior to the Series B preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering or repealing any provision of the Certificate of Designation creating the Series B preferred stock, which we refer to as the “Designation,” or our Amended and Restated Articles of Incorporation, which we refer to as the “Articles,” including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B preferred stock, (iii) election of two directors, if dividends have not been declared and paid for at least six or more quarterly Dividend Periods (voting as a class with holders of shares of any other series of preferred stock ranking equally as to the payment of dividends and having equivalent voting rights, if any) and (iv) as otherwise required by applicable law. Holders of depositary shares must act through the depository to exercise any voting rights.
See “Description of Series B Preferred Stock — Voting Rights” and “Description of Depositary Shares — Voting the Series B Preferred Stock.”

Ranking
With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, the Series B preferred stock will rank:
•
senior to our common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Series B preferred stock;

•
pari passu with our Parity Stock and all future series of preferred stock that by its terms is designated as ranking equal to the Series B preferred stock or which do not state they are junior or senior to the Series B preferred, including the Series A preferred stock; and

•
junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that is expressly designated as ranking senior to the Series B preferred stock (subject to any requisite consents prior to issuance).

Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the then outstanding shares of Series B preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred stock will have no right or claim to any of our remaining assets.
Distributions will be made only to the extent that our assets are legally available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series B preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series B preferred stock and all Parity Stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received. See “Description of Series B Preferred Stock — Liquidation Rights.”
Preemptive and Conversion Rights
None.
Listing
We intend to apply to list the depositary shares on Nasdaq under the symbol “BUSEP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares.

Use of Proceeds
We intend to use the net proceeds of this offering of depositary shares for the redemption of the 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030, which we refer to as the “2030 Notes,” and for general corporate purposes including to support balance sheet growth of Busey Bank.
Material U.S. Federal Income Tax Considerations
For a discussion of material United States federal income tax considerations of purchasing, owning and disposing of the depositary shares, see “Material U.S. Federal Income Tax Considerations.”
Risk Factors
Please refer to the section entitled “Risk Factors” beginning on page S-8 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.
Depositary, Transfer Agent and Registrar
Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series B preferred stock and the depositary shares, and Computershare Inc. and Computershare Trust Company, N.A., acting together, will be the depository.

GAAP RECONCILIATION AND MANAGEMENT EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Some of the financial measures included in this prospectus supplement are not measures of financial condition or performance recognized by generally accepted accounting principles, which we refer to as “GAAP.” These non-GAAP financial measures include the ratio of tangible equity to tangible assets. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe that providing this information to financial analysts and investors allows them to evaluate capital adequacy, as well as better understand and evaluate our core financial results for the periods in question.
(dollars in thousands)		As of March 31, 2025
Total assets (GAAP)		$19,464,252
Goodwill and other intangible assets, net		$(496,118)
Tangible assets (Non-GAAP)(1)	[a]	$18,968,134
Total stockholders’ equity (GAAP)		$2,179,606
Preferred stock and additional paid in capital on preferred stock		$(7,750)
Common equity		$2,171,856
Goodwill and other intangible assets, net		$(496,118)
Tangible common equity (Non-GAAP)(1)	[b]	$1,675,738
Tangible common equity to tangible assets (Non-GAAP)(1)	[b÷a]	8.83%

(1)
Beginning in 2025, Busey revised its calculation of tangible assets and tangible common equity for all periods presented to exclude any tax adjustment.

RISK FACTORS
An investment in the depositary shares is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in other documents that we subsequently file with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties of which our management is not aware or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Special Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of the depositary shares could decline significantly, and you could lose all or part of your investment.
Risks Relating to the Series B Preferred Stock and the Depositary Shares
You are making an investment decision with regard to the depositary shares as well as the Series B preferred stock.
As described in this prospectus supplement, we are issuing fractional interests in shares of Series B preferred stock in the form of depositary shares. Accordingly, the depositary will rely solely on the payments it receives on the Series B preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.
Any downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series B preferred stock, could negatively impact the trading price of the depositary shares and could increase the cost of our funding from the capital markets.
Real or anticipated changes in the credit ratings assigned to the Series B preferred stock, the depositary shares or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing credit rating agency in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series B preferred stock and the depositary shares, based on their overall view of our industry. Additionally, we may choose not to engage a credit rating agency and in the future may choose not to renew the services of any credit rating agency, in which case such credit rating agency may choose to withdraw any prior rating. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Series B preferred stock, the depositary shares, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.
The Series B preferred stock is an equity security and is subordinate to all of our and our subsidiaries’ existing and future indebtedness.
Shares of the Series B preferred stock are equity interests in Busey and do not constitute indebtedness. As such, shares of the Series B preferred stock and the depositary shares rank junior to all existing and future indebtedness of and other non-equity claims on Busey with respect to assets available to satisfy those claims. In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Series B preferred stock and the depositary shares only after all of our liabilities have been paid.
The Series B preferred stock and the depositary shares effectively rank junior to all existing and future liabilities of our subsidiaries. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus the ability of the holders of the Series B preferred stock and the holders of the depositary shares to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary’s creditors and equity holders. In the event of our bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Series B preferred stock and the depositary shares then outstanding.
As of March 31, 2025, the long-term indebtedness and obligations of Busey had a carrying value of $401.9 million, including $7.0 million of outstanding secured borrowings, $89.8 million of advances from the Federal Home Loan Bank, subordinated notes totaling $228.0 million, including $125.0 million of Notes, which we anticipate redeeming with the proceeds of this offering, and $77.1 million of junior subordinated debt owed to unconsolidated trusts. We may also incur additional indebtedness in the future. The Series B preferred stock and the depositary shares place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “— The holder of the Series B preferred stock, and therefore the holders of the depositary shares, will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series B preferred stock and the depositary shares.
The Series B preferred stock and the depositary shares may rank junior in rights and preferences to our future preferred stock.
The Series B preferred stock and the depositary shares will rank on parity with any other series of preferred stock that we may issue if the terms of such series provide that such preferred stock ranks equally with the Series B preferred stock. Subject to approval by at least 66-2∕3% of the outstanding shares of our Series B preferred stock, voting separately as a single class, we may issue preferred stock in the future the terms of which are expressly senior to the Series B preferred stock. The terms of any such future preferred stock expressly senior to the Series B preferred stock and the depositary shares may restrict dividend payments on the Series B preferred stock and the depositary shares.
Dividends on the Series B preferred stock are non-cumulative and discretionary. If we do not declare dividends on the Series B preferred stock, holders of the depositary shares will not be entitled to receive related distributions on their depositary shares.
Dividends on the Series B preferred stock are non-cumulative and discretionary. Consequently, if our board of directors or a duly authorized committee of our board of directors does not declare a dividend for any dividend period, the holder of the Series B preferred stock, and therefore the holders of the depositary shares, will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for such dividend period, whether or not dividends are declared for any subsequent dividend period with respect to the Series B preferred stock. Our board of directors may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Series B preferred stock or no dividend for any dividend period even if funds are available. Factors that would be considered by our board of directors in making this determination include our earnings, financial condition and capital needs, our ability to service any equity or debt obligations senior to the Series B preferred stock, dividend restrictions contained in any credit agreements or other indebtedness to which we are a party, the impact of current and pending legislation and regulations, economic conditions, tax considerations and such other factors as our board of directors may deem relevant.
Our ability to pay dividends on, redeem or repurchase the Series B preferred stock may be limited by the terms of our other outstanding securities and debt instruments, and by Nevada law.
The payment of dividends on the Series B preferred stock is also subject to any restrictions arising under the terms of our other outstanding securities and debt instruments. In addition, our ability to redeem or repurchase the Series B preferred stock, and therefore the depositary shares, is subject to compliance with the terms of our other outstanding securities and debt instruments. Without notice to or consent from the holder of the Series B preferred stock and the holders of the depositary shares, we may enter into other financing agreements that limit our ability to purchase or to pay cash dividends on our capital stock, or redeem or repurchase our capital stock, including the Series B preferred stock, and therefore the depositary shares.
In addition, as a Nevada corporation, we are subject to restrictions on payments of dividends out of lawfully available funds, which, in the case of the Series B preferred stock, would apply if, after giving effect to a dividend on the Series B preferred stock, either (i) Busey would not be able to pay its debts as they become due in the usual course of business or (2) Busey’s total assets would be less than the sum of its total liabilities plus any amount that would be needed, if Busey were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to the Series B preferred stock.
Our ability to pay dividends on, redeem or repurchase the Series B preferred stock depends upon the results of operations of our subsidiaries and may be limited by regulatory considerations.
We are a holding company, whose principal assets and source of income are our investments in our subsidiaries, including Busey Bank and CrossFirst Bank, our wholly owned bank subsidiaries. We rely primarily on dividends from these subsidiaries to provide funds for payment of dividends to our stockholders, to the extent declared by our board of directors. There are various federal and state law and regulatory limitations on the extent to which the Banks can declare and pay dividends to us, including minimum regulatory capital requirements, federal and state banking law requirements concerning the payment of dividends out of net profits or surplus and general regulatory oversight to prevent unsafe or unsound practices. These various federal and state law limitations on the extent to which the Banks can declare and pay dividends to us may adversely change in the future. See “Item 1. Business — Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2024, for a discussion of regulatory and other restrictions on our ability to declare and pay dividends. If the Banks or our other subsidiaries are unable to provide us with cash dividends over time, we could be unable to pay dividends to the holder of our Series B preferred stock, which would have a corresponding effect on distributions on the depositary shares.
Investors do not have any redemption rights, and we are not required to exercise our rights to redeem the Series B preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Series B preferred stock is perpetual and does not have any maturity date. We are not required to redeem the Series B preferred stock. The Series B preferred stock is not redeemable at the option of the holder. By its terms, the Series B preferred stock may be redeemed by us at our option in whole or in part, on any Dividend Payment Date on and after June 1, 2030, or, in whole but not in part, at any time within 90 days of the occurrence of certain changes relating to the regulatory capital treatment of the Series B preferred stock, as described below under the heading “Description of Preferred Stock — Redemption — Redemption Following a Regulatory Capital Treatment Event.” Any decision we may make at any time to propose a redemption of the Series B preferred stock will depend upon, among other things, our evaluation of our results of operations, financial condition and capital position, including for bank regulatory capital ratio purposes, the composition of our stockholders’ equity and general market conditions at that time. Our ability to redeem the Series B preferred stock may also be limited by the terms of our agreements governing our existing and future indebtedness.
In addition, our right to redeem the Series B preferred stock is subject to limitations established by the Federal Reserve’s guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the Series B preferred stock. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series B preferred stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time. We cannot guarantee that the Federal Reserve would approve any redemption of the Series B preferred stock that we may propose.
Shares of the Series B preferred stock may be redeemed at our option at any time, including prior to June 1, 2030, at any time within 90 days following the occurrence of a regulatory capital treatment event.
Subject to any required approval of the Federal Reserve, at our option, we may redeem shares of the Series B preferred stock in whole but not in part, at any time within 90 days following the occurrence of a regulatory capital treatment event, such as a change or proposed change in law or regulation on or after the date hereof with respect to whether the Series B preferred stock would qualify as an additional Tier 1 capital instrument. Although the terms of the Series B preferred stock have been established to satisfy the criteria for additional Tier 1 capital instruments consistent with Basel III capital accord adopted by the international Basel Committee on Banking Supervision, as set forth in the final rules issued by the U.S. federal banking regulators, it is possible that the Series B preferred stock may not satisfy the criteria set forth as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series B preferred stock, or as a result of future changes in law or regulations. Therefore, a regulatory capital treatment event could occur whereby we would have the right, subject to prior Federal Reserve approval, to redeem the Series B preferred stock in accordance with its terms.
If we redeem the Series B preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security or earn similar rate of return on any investment. See “Description of Series B Preferred Stock — Redemption” for more information on redemption of the Series B preferred stock.
The holder of the Series B preferred stock, and therefore the holders of the depositary shares, will have limited voting rights.
The holder of the Series B preferred stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. The holder of the Series B preferred stock will have voting rights only as specifically required by the terms of the Series B preferred stock and by applicable law, as described below under the heading “Description of Series B Preferred Stock — Voting Rights.” Holders of depositary shares must act through the depository to exercise any voting rights of the Series B preferred stock, as described below under the heading “Description of Depositary Shares — Voting the Series B Preferred Stock.”
An active trading market for the depositary shares does not exist and may not develop and the market price and liquidity of the depositary shares may be adversely affected.
Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on the Nasdaq. However, there is no guarantee that we will be able to list the depositary shares. If the application is approved, we expect trading of the depositary shares on Nasdaq to begin within the 30-day period after the original issuance date. Even if the depositary shares are listed, there can be no assurance that an active trading market for the depositary shares will develop, or, if developed, that an active trading market will be maintained. The underwriters are not obligated to make a market in the depositary shares and if an active market is not developed or sustained, the market price and liquidity of the depositary shares may be adversely affected.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.
Future trading prices of the depositary shares will depend on many factors, including:
•
whether we declare or fail to declare dividends on the Series B preferred stock from time to time;

•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

•
the ratings given to our securities by credit rating agencies, including the rating given to the Series B preferred stock;

•
prevailing interest rates;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

Holders of depositary shares may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.
Payments on the Series B preferred stock underlying the depositary shares will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, and may be eligible for the dividends-received deduction if paid to corporate U.S. holders. Any payments on the depositary shares in excess of our current and accumulated earnings and profits will be treated first as a return of capital reducing holders’ tax basis in the Series B preferred stock, and then, to the extent in excess of such tax basis, as gain from the sale or exchange of the Series B preferred stock.
A reduction in the tax basis of the Series B preferred stock would increase any gain or reduce any loss realized on the subsequent sale, redemption or other disposition of the Series B preferred stock. Any payments on the Series B preferred stock treated as a return of capital, or any gain recognized by a corporate U.S. holder on the deemed or actual sale or exchange of the Series B preferred stock, would not be eligible for the dividends-received deduction.
Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B preferred stock underlying the depositary shares to qualify as dividends for U.S. federal income tax purposes. If any distributions on the shares of Series B preferred stock underlying the depositary shares with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value for the depositary shares may decline.
We may issue additional shares of Series B preferred stock, depositary shares, or securities exercisable for, convertible into or exchangeable for our Series B preferred stock, and thereby materially and adversely affect the price of the depositary shares.
We are not restricted from issuing additional shares of Series B preferred stock, depositary shares, or securities exercisable for, convertible into or exchangeable for additional shares of Series B preferred stock. Similarly, we are not prohibited from issuing additional shares of junior or parity stock or any class or series of our capital stock ranking senior to the Series B preferred stock with respect to payment of dividends or distribution of assets on our liquidation, dissolution or winding up, except as described under the heading “Description of Preferred Stock — Voting Rights.” If we issue any such additional securities, it may dilute the rights and voting power of the holder of the Series B preferred stock and the holders of the depositary shares, and materially and adversely affect the price of the depositary shares.
Ownership of the Series B preferred stock and the depositary shares may require regulatory approval or result in adverse regulatory consequences.
We are a bank holding company that has elected to become a financial holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act of 1956, as amended, which we refer to as the “BHC Act,” owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Although we do not believe the Series B preferred stock and the depositary shares currently are considered “voting stock” for purposes of the BHC Act, if the Series B preferred stock or the depositary shares were to become voting stock for the purposes of the BHC Act, whether because we have missed certain dividend payments, and as a result the holder of the Series B preferred stock and the holders of the depositary shares, together with holders of all other classes of authorized preferred stock having equivalent voting rights, have the right to elect directors or for other reasons, a holder of 25% or more of the outstanding shares of Series B preferred stock, or a lesser percentage of the outstanding shares of Series B preferred stock that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHC Act. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.
In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, which we refer to as the “CBC Act,” without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.

Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then-outstanding shares in a class of voting stock, and any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of our stock in excess of the amount that can be acquired without regulatory approval under the BHC Act or the CBC Act.
Under either the BHC Act or the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.
An investment in the depositary shares and the Series B preferred stock is not an insured deposit.
The depositary shares and the Series B preferred stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, by any other deposit insurance fund, or by any other public or private entity. An investment in the depositary shares and the Series B preferred stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information”. As a result, if you acquire the depositary shares and the Series B preferred stock, you will be at risk of losing some or all of your investment.
Our management has broad discretion over the use of proceeds from this offering.
Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for the redemption of the 2030 Notes and for general corporate purposes including to support balance sheet growth of Busey Bank, the proceeds of this offering may be used in a manner which does not generate a favorable return for us.

USE OF PROCEEDS
We estimate that the net proceeds for this offering will be approximately $     million after deducting estimated expenses and underwriting discounts and commissions (assuming the underwriters do not exercise their option to purchase additional depositary shares). We intend to use the net proceeds of this offering of depositary shares for the redemption of the 2030 Notes and for general corporate purposes including to support balance sheet growth of Busey Bank. The net proceeds may be invested temporarily in cash or short-term marketable securities until they are applied.

CAPITALIZATION
The following table shows our capitalization, on a consolidated basis, at March 31, 2025:
•
on an actual basis; and

•
on an adjusted basis to give effect to the issuance and sale of the depositary shares in this offering (after deducting underwriting discounts and commissions and estimated offering expenses), and after the application of the net proceeds for the redemption of the 2030 Notes.

This table should be read in conjunction with our unaudited interim consolidated financial statements and the notes thereto and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”
	As of March 31, 2025
(dollars in thousands)	Actual	As Adjusted
	(unaudited)
Debt and Borrowings
Short-term borrowings	11,209		11,209
Long-term debt	78,542		78,542
Secured borrowings	7,026		7,026
Junior subordinated debt owed to unconsolidated trusts	77,177		77,177
5.25% Fixed-to-Floating Rate Subordinated Notes due 2030, net of unamortized issuance costs	124,910		—
5.000% Fixed-to-Floating Rate Subordinated Notes due 2032, net of unamortized issuance costs	99,094		99,094
5.25% Fixed-to-Floating Rate Subordinated Notes due 2030, net of purchase accounting(1)	3,963		3,963
Stockholders’ Equity
Preferred stock, $0.001 par value par value, shares authorized 1,000,000:
Series A Non-Cumulative Perpetual Preferred Stock, $1,000 liquidation preference per share, 7,750 shares outstanding	7,750		7,750
% Fixed Rate Series B Non-Cumulative Perpetual Preferred Stock, $1,000 liquidation preference per share, no shares outstanding (actual) and shares outstanding (as adjusted)	—
Common stock, no par value; 200,000,000 shares authorized; 90,008,178 shares outstanding	93		93
Additional paid-in capital	2,159,525		2,159,525
Retained earnings	249,484		249,484
Accumulated other comprehensive (loss) income	(172,820)		(172,820)
Treasury stock at cost	(64,436)		(64,436)
Total stockholders’ equity	$2,179,606	$
Capital Ratios
Common equity tier 1 to risk-weighted assets	12.00%
Tier 1 capital to risk-weighted assets	12.05
Total capital to risk-weighted assets	14.88
Tier 1 capital to average assets (leverage ratio)	12.95
Total stockholders’ equity to total assets	11.20
Tangible equity to tangible assets(2)	8.83

(1)
Associated with the acquisition of Merchants and Manufacturers Bank Corporation completed on April 1, 2024.

(2)
See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures,” above, for a discussion of this non-GAAP financial measure and a quantitative reconciliation to the most directly comparable measure calculated and presented in accordance with GAAP. Beginning in 2025, Busey revised its calculation of tangible assets and tangible common equity for all periods presented to exclude any tax adjustment.

DESCRIPTION OF SERIES B PREFERRED STOCK
The following description summarizes the material terms of the Series B preferred stock and supplements the description of the general terms and provisions of our serial preferred stock set forth under “Description of Capital Stock-Preferred Stock” beginning on page 7 of the accompanying prospectus.
The following summary of the terms and provisions of the Series B preferred stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Articles, which we have previously filed with the SEC, and the Designation, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series B preferred stock contained in the Articles or the Designation is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the Articles or Designation, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.
General
The Articles authorize us to issue 1,000,000 shares of preferred stock, $0.001 par value, in one or more series, and our board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, privileges, limitations and restrictions of any such series. As of the date of this prospectus supplement, we have 7,750 shares of our Series A preferred stock issued and outstanding.
The “     % Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock” will be designated as one series of our authorized preferred stock. We are offering     depositary shares, each representing a 1/40th interest in a share of Series B preferred stock, representing     shares of Series B preferred stock in the aggregate (or       depositary shares, representing shares of Series B preferred stock if the underwriters exercise in full their option to purchase additional depositary shares from us). The Series B preferred stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series B preferred stock, issue additional shares of Series B preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B preferred stock. In the event we issue additional shares of Series B preferred stock, we will cause a corresponding number of additional depositary shares to be issued.
The depository will initially be the sole holder of the Series B preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the shares of Series B preferred stock through the depository, as described in “Description of Depositary Shares” in this prospectus supplement.
Ranking
With respect to the payment of dividends and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series B preferred stock will rank (i) senior and prior to our common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Series B preferred stock, (ii) pari passu with all existing and future class or series of preferred stock that by its terms is designated as ranking equal to the Series B preferred stock or does not state it is junior or senior to the Series B preferred stock including, without limitation, the Series A preferred stock, and (iii) junior to all our existing and future indebtedness and other liabilities and any class or series of preferred stock that is expressly designated as ranking senior to the Series B preferred stock (subject to any requisite consents prior to issuance).
The Series B preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series B preferred stock. The Series B preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the Series B preferred stock.
Dividends
Holders of the Series B preferred stock will be entitled to receive, only when, as, and if declared by our board of directors, out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share), and no more, at a rate equal to     % per annum (equivalent to $       per depositary share per annum), for each quarterly Dividend Period occurring from, and including, the original issue date of the Series B preferred stock. A “Dividend Period” means the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the shares of Series B preferred stock to, but excluding, the next succeeding Dividend Payment Date.
When, as, and if declared by our board of directors, we will pay cash dividends on the Series B preferred stock quarterly, in arrears, March 1, June 1, September 1 and December 1of each year, beginning on September 1, 2025. We will pay cash dividends to the holders of record of shares of the Series B preferred stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by our board of directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.
If any Dividend Payment Date is a day that is not a business day (as defined below), then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. A “business day” means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed.
We will calculate dividends on the Series B preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B preferred stock will cease to accrue after the redemption date, as described below under “— Redemption-Redemption Procedures,” unless we default in the payment of the redemption price of the shares of the Series B preferred stock called for redemption.
Dividends on the Series B preferred stock will not be cumulative or mandatory. If our board of directors does not declare a dividend on the Series B preferred stock for, or our board of directors authorizes and we declare less than a full dividend in respect of any Dividend Period, the holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series B preferred stock or any other class or series of our preferred stock or common stock are declared for any future Dividend Period.
Dividends on the Series B preferred stock will accrue from the dividend declaration date at the dividend rate on the liquidation preference amount of $1,000 per share (equivalent to $25 per depositary share). If we issue additional shares of the Series B preferred stock, dividends on those additional shares will accrue from the prior Dividend Payment Date at the dividend rate, unless such additional shares were issued prior to the first Dividend Payment Date, then such shares shall accrue from the original issue date of the Series B preferred stock.
Priority Regarding Dividends
While any share of Series B preferred stock remains outstanding, unless the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside:
•
no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined below) (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a stockholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor stockholder rights plan);

•
no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and
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no shares of Parity Stock (as defined below) will be repurchased, redeemed or otherwise acquired for consideration by us (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B preferred stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for other Parity Stock or Junior Stock).

The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement.
Except as provided below, while any share of Series B preferred stock remains outstanding, we will not declare, pay, or set aside for payment full dividends on any Parity Stock unless we have paid in full, or set aside payment in full, in respect of all declared and unpaid dividends (without regard to any undeclared dividends) for all Dividend Periods for outstanding shares of Series B preferred stock. To the extent that we declare dividends on the Series B preferred stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series B preferred stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series B preferred stock and (i) in the case of cumulative Parity Stock, the aggregate of the accrued and unpaid dividends due on any such Parity Stock and (ii) in the case of non-cumulative Parity Stock, the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest will be payable in respect of any dividend payment on Series B preferred stock that may be in arrears.
As used in this prospectus supplement, “Junior Stock” means our common stock and any other class or series of our capital stock over which the Series B preferred stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “Parity Stock” means any other class or series of our capital stock that ranks pari passu with the Series B preferred stock in the payment of dividends and rights (including redemption rights) on our liquidation, dissolution or winding up, including without limitation, the Series A preferred stock.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors, may be declared and paid on our common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B preferred stock will not be entitled to participate in those dividends.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series B preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends (without regard to any undeclared dividends) for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends (without regard to any undeclared dividends) for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred stock will have no right or claim to any of our remaining assets.
Distributions will be made only to the extent that our assets are legally available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series B preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series B preferred stock and all Parity Stock, then we will distribute our assets to those holders ratably in proportion to the full liquidating distributions to which they would otherwise have received.
Our merger or consolidation with or into any other entity or by another entity with or into us or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series B preferred stock will be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B preferred stock set forth in this prospectus supplement and the accompanying prospectus.
We are a holding company and our rights and the rights of our creditors and stockholders, including the holders of the Series B preferred stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary. In addition, holders of the Series B preferred stock (and of depositary shares representing the Series B preferred stock) may be effectively subordinated to the claims of the U.S. Government against our banking subsidiaries in the event we enter into a receivership, insolvency, liquidation or similar proceeding.
Conversion Rights
The Series B preferred stock is not convertible into or exchangeable for any other of our property, interests or securities.
Redemption
The Series B preferred stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
Neither the holders of Series B preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B preferred stock. In addition, under the Federal Reserve risk-based capital rules applicable to bank holding companies, any redemption of the Series B preferred stock is subject to prior approval of the Federal Reserve.
Optional Redemption.   We may redeem the Series B preferred stock, in whole or in part, at our option, on any Dividend Payment Date on or after the June 1, 2030, with not less than 30 days’ and not more than 60 days’ notice, which we refer to as an “Optional Redemption,” subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accrue on those shares of Series B preferred stock on and after the redemption date.
Redemption Following a Regulatory Capital Treatment Event.   We may redeem the Series B preferred stock, in whole but not in part, at our option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below, which we refer to as a “Regulatory Event Redemption.”
A “Regulatory Capital Treatment Event” means a good faith determination by us that, as a result of any:
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amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B preferred stock;

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proposed change in the above laws or regulations that is announced or becomes effective after the initial issuance of the Series B preferred stock; or

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official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the above laws or regulations that is announced or becomes effective after the initial issuance of the Series B preferred stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series B preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B preferred stock is outstanding. Dividends will not accrue on the shares of Series B preferred stock on and after the redemption date.
Redemption Price.   The redemption price for any redemption of Series B preferred stock, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
Redemption Procedures.   If we elect to redeem any shares of Series B preferred stock, we will provide notice to the holders of record of the shares of Series B preferred stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof provided, however, that if the shares of Series B preferred stock or the depositary shares representing the shares of Series B preferred stock are held in book-entry form through The Depository Trust Company, which we refer to as “DTC,” we may give this notice in any manner permitted by DTC. Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series B preferred stock designated for redemption will not affect the redemption of any other shares of Series B preferred stock. Each notice of redemption shall state:
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the redemption date;

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the redemption price;

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if fewer than all shares of Series B preferred stock are to be redeemed, the number of shares of Series B preferred stock to be redeemed; and

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the manner in which holders of Series B preferred stock called for redemption may obtain payment of the redemption price in respect of those shares.

If notice of redemption of any shares of Series B preferred stock has been given and if the funds necessary for such redemption have been deposited by us in trust with a bank for the benefit of the holders of any shares of Series B preferred stock so called for redemption, then from and after the redemption date such shares of Series B preferred stock will no longer be deemed outstanding for any purpose, all dividends with respect to such shares of Series B preferred stock shall cease to accrue after the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series B preferred stock at the time outstanding, the shares of Series B preferred stock to be redeemed will be selected either pro rata or by lot or in such other manner as our board of directors determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series B preferred stock is listed. Subject to the provisions set forth in this prospectus supplement and the accompanying prospectus, the board of directors will have the full power and authority to prescribe the terms and conditions upon which shares of Series B preferred stock may be redeemed from time to time.
Voting Rights
Owners of Series B preferred stock will not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series B preferred stock are entitled to vote, each holder of Series B preferred stock will have one vote per share.
Whenever dividends payable on the Series B preferred stock or any other class or series of preferred stock ranking equally with the Series B preferred stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been designated and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods, which we refer to as a “Nonpayment,” the holders of outstanding shares of the Series B preferred stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series B preferred stock, as to payment of dividends, and upon which equivalent voting rights have been designated and are exercisable, if any , which we refer to as collectively, the “Voting Parity Stock,” will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships), which we refer to as the “Preferred Stock Directors.” Holders of all series of Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series B preferred stock are entitled to vote as described in this paragraph, the number of members of our board of directors at the time will be increased by two directors, and the holders of the Series B preferred stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B preferred stock and any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for our next annual or special meeting of the stockholders, in which event, in the Company’s sole discretion, such election shall be held at such next annual or special meeting of the stockholders), provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of Nasdaq (or any other exchange on which our securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our board of directors include more than two Preferred Stock Directors.
When dividends on the Series B preferred stock have been declared and paid in full for the equivalent of at least four Dividend Periods following a Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.
Upon termination of the right of the holders of the Series B preferred stock and Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series B preferred stock (together with holders of any Voting Parity Stock) when they have the voting rights described in this prospectus supplement and the accompanying prospectus.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or less if it otherwise has the power to directly or indirectly exercise a “controlling influence” over our management or policies, will be required to obtain the prior approval of the Federal Reserve and be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will generally be required to obtain the non-objection of the Federal Reserve under the CBC Act to acquire or retain 10% or more of that series.
While any shares of Series B preferred stock remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66-2∕3% in voting power of the Series B preferred stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series B preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. While any shares of the Series B preferred stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66-2∕3% in voting power of the Series B preferred stock, amend, alter or repeal any provision of the Designation or our Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B preferred stock.

Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series B preferred stock:
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any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking pari passu with or junior to the Series B preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up;

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a merger or consolidation of us with or into another entity in which the shares of the Series B preferred stock remain outstanding; and

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a merger or consolidation of us with or into another entity in which the shares of the Series B preferred stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical to the terms of the Series B preferred stock.

The foregoing voting rights of the holders of Series B preferred stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series B preferred stock shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series B preferred stock to effect the redemption.
Depositary, Transfer Agent and Registrar
Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series B preferred stock and the depositary shares, and Computershare Inc. and Computershare Trust Company, N.A., acting together, will be the depository.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the deposit shares contained in the deposit agreement and form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.
General
We are offering depositary shares representing proportional fractional interests in shares of the Series B preferred stock. Each depositary share represents a 1/40th interest in a share of the Series B preferred stock, and will be evidenced by depositary receipts, as described under “Book Entry System” in this prospectus supplement. The depositary shares will be issued in denominations of $25.00 and integral multiples of $25.00. We will deposit the underlying shares of Series B preferred stock with a depository pursuant to a deposit agreement among us, Computershare, Inc. and Computershare Trust Company, N.A., acting together as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the powers, preferences and special rights of the Series B preferred stock, as applicable, in proportion to the applicable fraction of a share of Series B preferred stock those depositary shares represent.
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depository maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry System.”
Listing
We intend to apply to list the depositary shares on Nasdaq under the symbol “BUSEP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares. See “Underwriting.” The Series B preferred stock will not be listed, and we do not expect that there will be any trading market for the Series B preferred stock except as represented by depositary shares.
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Series B preferred stock.
The depository will distribute all dividends and other cash distributions received on the Series B preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depository will distribute securities or property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the securities or property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount and such amount shall be added to and treated as part of the next succeeding distribution.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B preferred stock.
The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Series B preferred stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series B preferred stock until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series B preferred stock, in whole or in part, as described above under “Description of Series B Preferred Stock-Redemption-Optional Redemption,” depositary shares also will be redeemed with the proceeds received by the depository from the redemption of the Series B preferred stock held by the depository. The redemption price per depositary share will be 1/40th of the redemption price per share payable with respect to the Series B preferred stock (or $25 per depositary share), plus, as applicable, any declared and unpaid dividends on the shares of the Series B preferred stock called for redemption for the then-current Dividend Period to, but excluding, the redemption date, without regard to any undeclared dividends.
If we redeem shares of the Series B preferred stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series B preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. In any case, the depositary will redeem depositary shares only in increments of 40 depositary shares and multiples thereof. The depository will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series B preferred stock and the related depositary shares.
Voting the Series B Preferred Stock
Because each depositary share represents a 1/40th ownership interest in a share of Series B preferred stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series B preferred stock are entitled to vote, as described above in “Description of Series B Preferred Stock-Voting Rights.”
When the depository receives notice of any meeting at which the holders of the Series B preferred stock are entitled to vote, the depository will provide the information contained in the notice to the record holders of the depositary shares relating to the Series B preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B preferred stock, may instruct the depository to vote the amount of the Series B preferred stock represented by the holder’s depositary shares. To the extent possible, the depository will vote the maximum number of whole shares of the Series B preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depository determines are necessary to enable the depository to vote as instructed. If the depository does not receive specific instructions from the holders of any depositary shares representing the Series B preferred stock, it will abstain from voting with respect to such shares (but, at its discretion, may appear at the meeting with respect to such shares unless directed to the contrary by the applicable record holder).
Withdrawal of Series B Preferred Stock
Upon surrender of depositary shares at the principal office of the depository, upon payment of any unpaid amount due the depository, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of shares of Series B preferred stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Series B preferred stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Series B preferred stock to be withdrawn, the depository will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Series B preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.
Resignation and Removal of the Depository
The depository may resign at any time by delivering to us notice of its election to resign. We may also remove or replace a depository at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depository and 30 days following such notice. We will appoint a successor depository within 30 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depository will forward to the holders of depositary shares any reports and communications from us with respect to the underlying Series B preferred stock. Neither we nor the depository will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of ours and a depository under the deposit agreement will be limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither we nor a depository must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Series B preferred stock unless they are furnished with satisfactory indemnity. Both we and the depository may rely on the written advice of counsel or accountants, or information provided by holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depository receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.
No Preemptive or Conversion Rights
The holders of the depositary shares and the Series B preferred stock do not have any preemptive or conversion rights.

BOOK-ENTRY SYSTEM
The Depository Trust Company, which we refer to as “DTC,” will act as securities depositary for all of the depositary shares. We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co. (as DTC’s nominee) and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering. DTC or its nominee will thus be the only registered holder of the depositary receipts and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.
DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream Banking, société anonyme, which we refer to as “Clearstream,” has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear” has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the “Euroclear operator,” under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.
We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).
We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.
DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.
We have obtained the information in this section about Euroclear, Clearstream, DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them.
“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.
“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial

Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.
“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the depositary shares. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” within the meaning of Section 1221 Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” (generally, property held for investment) and who purchase the depositary shares in the initial offering at the initial offering price. It is not a complete analysis of all the potential tax considerations relating to the depositary shares. The following summary is based upon current provisions of the Code, Treasury Regulations promulgated under the Code, and judicial decisions and administrative rulings, all in effect as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service, which we refer to as the “IRS,” regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the purchase, ownership and disposition of our depositary shares.
This summary does not address state, local and foreign tax consequences, federal alternative minimum tax consequences, or federal non-income taxes, such as the estate tax, nor does it address the tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein), subchapter S corporations, retirement plans, individuals retirement accounts or other tax-advantaged accounts, controlled foreign corporations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who acquired their depositary shares pursuant to the exercise of employee stock options or otherwise acquired depositary shares as compensation or through a tax-qualified retirement plan, persons liable for the alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of its use of an “applicable financial statement,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. Each potential investor should consult with its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.
Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.
U.S. Holders
The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders” below.
Tax Basis.   A U.S. holder’s initial tax basis in depositary shares generally should equal the amount paid by the U.S. Holder to acquire the depositary shares.

Dividends.   Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital and will be applied against and reduce the U.S. holder’s adjusted tax basis (but not below zero) in such depositary shares. This reduction in basis would increase any gain or reduce any loss realized by a U.S. holder on a subsequent sale, redemption or other disposition of such depositary shares. The amount of any such distribution in excess of a U.S. holder’s adjusted tax basis will be treated as gain from the sale or exchange of such depositary shares.
Subject to an exception for hedged positions, and provided certain holding period requirements are met, distributions constituting dividend income received by a non-corporate U.S. holder in respect of the depositary shares will generally represent “qualified dividend income” that is taxable for U.S federal income tax purposes at the preferential rates applicable to long term capital gains (currently, a maximum rate of 20%). In addition, subject to an exception for hedged positions, and provided certain holding period requirements are met, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 50% dividends-received deduction. A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, a prospective corporate U.S. investor should consider the effect of:
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Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;

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Section 246(c) of the Code, which, in part, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum required holding period (generally, at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which the share becomes ex-dividend with respect to such dividend); although such minimum required holding period may be longer with respect to certain dividends on the Series B preferred stock); and

•
Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in our preferred stock or depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction.
An extraordinary dividend generally would be a dividend that:
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in the case of the Series B preferred stock, equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

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exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its adjusted tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

A non-corporate U.S. holder that receives any extraordinary dividends will be required to treat any losses on a taxable disposition of our preferred stock or depositary shares as long-term capital losses to the extent that such extraordinary dividends qualify for taxation at special rates as qualified dividend income.
A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.
Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares.   Upon a taxable disposition of our depositary shares (other than by redemption or purchase by us), a U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the depositary shares sold or exchanged. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received upon the taxable disposition of the shares. A U.S. holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. holder, which may be adjusted for certain subsequent events (for example, if the U.S. holder receives a non-dividend distribution, as described above). Gain or loss realized upon a taxable disposition of preferred stock or depositary shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. holders to deduct capital losses is subject to limitations under the Code.
If an investor recognizes a loss upon a subsequent disposition of the depositary shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our preferred stock or depositary shares or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Redemption of the Depositary Shares.   The tax treatment accorded to any redemption by us of our depositary shares from a U.S. holder can only be determined on the basis of the particular facts as to each U.S. holder of our depositary shares at the time of redemption.
In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder of such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed (provided the depositary shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the U.S. holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption under Section 302(b)(2) of the Code, (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the depositary shares under Section 302(b)(1) of the Code, or (iv) is a redemption of stock held by a non-corporate stockholder where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.
If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “— U.S. Holders — Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed and remaining depositary shares.
Information Reporting and Backup Withholding on U.S. Holders.   Information returns will generally be filed with the IRS in connection with the payment of dividends or other distributions on the depositary shares to noncorporate U.S. holders and certain payments of proceeds to U.S. holders on the sale, exchange or redemption of the depositary shares. Additionally, such payments may be subject to backup withholding (currently at a rate of 24%) unless such U.S. holders (i) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (ii) in the time and manner required by the IRS, provides a correct taxpayer identification number, certifies that the U.S holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.
Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. holders and certain payments of proceeds to U.S. holders on the sale or redemption of the depositary shares, unless the U.S. holder is an exempt recipient, such as a corporation.
Tax on Net Investment Income of U.S. Holders.   Individuals, estates, and certain types of trusts may be subject to a 3.8% tax annually on the total amount of “net investment income” that exceeds certain statutory thresholds. A U.S. Holder’s net investment income will generally include dividend income and net gain from the disposition of certain property, including securities and preferred stock, that is not derived from the conduct of an active trade or business other than those involving trading activities. Net investment income for a taxable year is reduced by allowable deductions properly allocable to such income. U.S. holders that own depositary shares are urged to consult their tax advisors regarding the applicability of the investment income tax to dividend income and net gains derived from the disposition of such depositary shares.
Non-U.S. Holders
The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder, as defined above, or entity or arrangement that is treated as a partnership for U.S. federal income tax purposes. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders described in the initial paragraph under “Material U.S. Federal Income Tax Considerations” above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and foreign holders that are owned or controlled by U.S. holders. Persons considering the purchase of depositary shares should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable income tax treaty.
Dividends.   Distributions with respect to the depositary shares generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as described above under “U.S. Holders — Dividends.” Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes a properly completed applicable IRS Form W-8 (or suitable successor or substitute form) certifying that such holder is eligible for treaty benefits. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment or fixed base) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied before the distribution date. Instead, such dividends are subject to U.S. federal income tax on a net income basis at applicable graduated individual rates or the corporate rate. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares.   A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the depositary shares unless:
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the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or if an income tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder);

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in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); or

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we currently are or have been a U.S. real property holding corporation, which we refer to as “USRPHC,” for United States federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition and the period that the non-U.S. holder held the depositary shares (the “relevant period”) and as a consequence the depositary shares are designated to be part of a “United States real property interest,” in which case, except as provided below, the non-U.S. holder will be subject to tax on the gain on the sale or other disposition of the depositary shares generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply. However, even if we currently are designated as or have been designated as a USRPHC for U.S. federal income tax purposes, a non-U.S. holder generally will not be subject to U.S. federal income tax or required withholding on such gain realized on the sale, exchange or redemption of the depositary shares if our depositary shares are regularly traded on an established securities market and the non-U.S. holder does not hold, directly or constructively, more than 5% of our stock during the relevant period. Although there can be no assurance, we believe that we currently are not, and we do not anticipate ever being designated as, a USRPHC on a prospective basis for United States federal income tax purposes.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition in the same manner as if such non-U.S. holder were a United States person, and a corporate non-U.S. holder may, under certain circumstances, be subject to an additional branch profits tax with respect to his, her, or its effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.
An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the aggregate amount of gain derived from this and any other sales or taxable dispositions, which may be offset by current or prior unused United States source capital losses, if any, provided that such non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.
Information Reporting and Backup Withholding on Non-U.S. Holders.   Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. Information reporting generally will apply to the amount of dividends paid to a non-U.S. holder and any tax withheld with respect to such dividends. Such information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. A non-U.S. holder will be subject to backup withholding (currently at a rate of 24%) for dividends paid to such holder unless such holder certifies under penalty of perjury (generally by furnishing to the payor a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) that he, she or it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code that is not exempt), or such holder otherwise establishes an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares by a non-U.S. holder is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8 (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstance.
Foreign Account Tax Compliance Act (FATCA)
The Foreign Account Tax Compliance Act (commonly referred to as “FATCA”), imposes a 30% United States federal withholding tax on certain types of payments made to a “foreign financial institution” (as defined under FATCA) which does not furnish proper documentation required by the IRS, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA withholding or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or a “non-financial foreign entity” (as defined under FATCA) which does not provide sufficient documentation required by the IRS, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any).
Required withholding under FATCA currently applies to dividends and to gross proceeds from a sale or other disposition of depository shares. The U.S. Treasury has released proposed regulations which, if finalized in their present form, would eliminate the application of the FATCA withholding tax to the gross proceeds of a sale or other disposition of our depositary shares. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. If withholding is required under FATCA on a payment related to depository shares, investors that otherwise may be exempt from withholding generally will be required to seek a refund or credit from the IRS.
Different rules from those described above may apply to non-U.S. holders resident in jurisdictions that have entered into intergovernmental agreements with the United States. Moreover, FATCA withholding requirements generally do not apply to effectively connected income unless the beneficial owner claims an exemption from federal income tax pursuant to a treaty provision.
If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above under “Non-U.S. Holders — Dividends,” the withholding under FATCA may be credited against, and therefore reduce, the required amount of such other withholding tax. Holders of depositary shares should consult their tax advisors regarding the implications of FATCA in their particular circumstances.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS AN OVERVIEW OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO YOU. THUS, YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the depositary shares by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as Similar Laws, and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements, each of which we refer to as a “Plan.”
Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of such Plan. Each fiduciary of a Plan should consider the fiduciary standards of ERISA, the Code or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan. A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call “ERISA Plans,” from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
We and our affiliates may each be considered a party in interest with respect to many Plans. Special caution should be exercised, therefore, before the depositary shares are purchased by a Plan.
Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the depositary shares were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of a subsidiary), the purchase of any depositary shares by a Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).
The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the depositary shares. Those class exemptions include:
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PTCE 96-23 — for certain transactions determined by in-house asset managers;

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PTCE 95-60 — for certain transactions involving insurance company general accounts;

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PTCE 91-38 — for certain transactions involving bank collective investment funds;

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PTCE 90-1 — for certain transactions involving insurance company pooled separate accounts; and

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PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that a particular purchase of depositary shares will satisfy all of the conditions of any such exemption.
ERISA and certain regulations, which we refer to as the “Plan Asset Regulations,” promulgated under ERISA by the U.S. Department of Labor generally provide that, when a Plan acquires an equity interest in an entity that is neither a “publicly- offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless either (i) less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA, which we refer to as the “25% Test,”, (b) the entity is an “operating company,” as defined in the Plan Asset Regulations, or (c) the entity is not itself an operating company but qualifies as a “ venture capital operating company” or “real estate operating company,” each as defined in the Plan Asset Regulations. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).
For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (i) “freely transferable,” (ii) part of a class of securities that is “widely held,” and (i)(a) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. Our registration statement under the Securities Act is effective and we intend to register the depositary shares under the Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that the depositary shares will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the depositary shares will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.
If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to our investments, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.
Because of the foregoing, the depositary shares should not be purchased or held by any person investing “plan assets” of any Plan, unless the purchaser determines that such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented by its purchase and holding of the depositary shares that either:
•
it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or

•
its purchase, holding and disposition of the depositary shares or interest in the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

In addition, any purchaser that is a Plan or that is acquiring the depositary shares on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the depositary shares that neither the Company, the agents, the underwriters nor any of their respective affiliates, which we refer to collectively as the “Seller,” is a “fiduciary” (under Section 3(21) of ERISA or with respect to a governmental, church, or foreign plan under any substantially similar applicable law, or Similar Law, or regulation) with respect to the acquisition, holding or disposition of the depositary shares, or as a result of any exercise by the Seller of any rights in connection with the depositary shares.
Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the depositary shares on behalf of or with the assets of any Plan consult with its legal counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the depositary shares, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the depositary shares by the Plan are entitled to full exemptive relief thereunder. Purchasers of the depositary shares have exclusive responsibility for ensuring that their purchase of the depositary shares does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws.
Nothing herein shall be construed as, and the sale of the depositary shares to a Plan is in no respect, a representation by us or the underwriters that any investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.
The foregoing is merely a summary, and should not be construed as legal advice or as being complete in all relevant respects.

UNDERWRITING
We have entered into an underwriting agreement dated           , 2025, with Piper Sandler & Co., Morgan Stanley & Co. LLC and Keefe, Bruyette & Woods, Inc. as the representatives of the underwriters named below. In the underwriting agreement, we have agreed to sell to the underwriters, and they have severally agreed to purchase from us, the number of depositary shares, each representing a 1/40th interest in a share of the Series B preferred stock, shown opposite its name below, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:
Name	Number of Depositary Shares
Piper Sandler & Co.
Morgan Stanley & Co. LLC
Keefe, Bruyette & Woods, Inc.
Janney Montgomery Scott LLC
Total
The obligations of the underwriters under the underwriting agreement are subject to the satisfaction of certain conditions described in the underwriting agreement. The underwriters have agreed to purchase all of the depositary shares if any of them are purchased, however, the underwriters are not required to take or pay for the depositary shares covered by the underwriters’ option to purchase additional depositary shares that is described below.
The underwriters propose to offer the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may sell the depositary shares to certain dealers at a price that represents a concession not in excess of $        per depositary share. Any such dealers may reallow to certain other dealers a concession not in excess of $        per depositary share. After the initial public offering of the depositary shares, the offering price and other selling terms may be changed by the underwriters.
We have granted to the underwriters an option to purchase from us up to                 additional depositary shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments.
The following table shows the per depositary share and total underwriting discounts to be paid to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of the option to purchase up to an additional           depositary shares in this offering.
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
We estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately $      . We have agreed to reimburse the underwriters for up to $      of their reasonable out-of-pocket expenses incurred in connection with the offering.
Under the terms of the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute in respect of those liabilities.
Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on Nasdaq under the symbol “BUSEP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial delivery of the depositary shares. The underwriters have advised us that they presently intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice. The Series B preferred stock will not be listed, and we do not expect that there will be any trading market for the Series B preferred stock, except as represented by depositary shares.

In connection with the offering of the depositary shares, the underwriters may engage in overallotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. The underwriters may enter bids for, and purchase, depositary shares in the open market in order to stabilize the price of the depositary shares. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in the offering if the syndicate repurchases previously distributed depositary shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the depositary shares to be higher than it would otherwise be. Neither we nor the underwriters make any representation that the underwriters will engage in overallotment, stabilizing transactions, or syndicate covering transactions or that such transactions, once commenced, will not be discontinued without notice.
No Sales of Similar Securities
We have agreed for a period from the date of this prospectus supplement through and including the date which is 30 days after the date hereof that we will not, without the prior written consent of the underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any of our securities that are substantially similar to the depositary shares, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the depositary shares or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any depositary shares or such other securities, in cash or otherwise.
Other Relationships
The underwriters and certain of their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates for which they received, or may in the future receive, customary fees and expenses.
In addition, in the ordinary course of its various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their clients, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with its customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares, or the securities of our affiliates. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Alternative Settlement Cycle
We expect that delivery of the depositary shares will be made against payment therefor on or about            , 2025, which will be the   business day following the date hereof (such settlement being referred to as “T+  ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
The underwriters have represented and agreed that they have not and will not offer, sell, or deliver the depositary shares, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the depositary shares, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

LEGAL MATTERS
The validity of the depositary shares offered hereby will be passed upon for Busey by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriters by Vedder Price P.C., Chicago, Illinois.
EXPERTS
The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated into this prospectus supplement by reference from the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated into this prospectus supplement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS
First Busey Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Units
Depositary Shares

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “BUSE.” Our principal executive offices are located at 100 W. University Avenue, Champaign, Illinois 61820, and our telephone number is (217) 365-4500.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 21, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov as mentioned under the heading “Where You Can Find Additional Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” in this prospectus before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, the terms “First Busey,” “Company,” “we,” “us” and “our” refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to “Busey Bank” and “Bank” mean Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois. Busey Bank is our wholly-owned banking subsidiary.
RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. You also should review carefully the cautionary statement section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

FIRST BUSEY CORPORATION
We are a $12.2 billion financial holding company headquartered in Champaign, Illinois. We conduct a broad range of financial services through our banking and non-banking subsidiaries. Our wholly owned bank subsidiary is Busey Bank, which has locations in Illinois, Missouri, Florida and Indiana. We conduct the business of banking, related services, asset management, brokerage and fiduciary services through Busey Bank and retail payment processing through FirsTech, Inc., which we refer to as FirsTech. As of June 30, 2023, we had total assets of $12.2 billion, total deposits of $10.1 billion and total stockholders’ equity of $1.2 billion.
Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $12.2 billion as of June 30, 2023. As of June 30, 2023, Busey Bank has 46 banking centers serving Illinois, eight banking centers serving Missouri, three banking centers serving southwest Florida, and one banking center in Indianapolis, Indiana.
Busey Bank offers a range of diversified financial products and services for consumers and businesses, including online and mobile banking capabilities to conveniently serve our customers’ needs. Commercial services include commercial, commercial real estate, real estate construction, and agricultural loans, as well as commercial depository services such as cash management. Retail banking services include residential real estate, home equity lines of credit and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, and individual retirement accounts and other fiduciary services through our banking center, automated teller machines, and technology-based networks.
Further, Busey Bank provides a full range of asset management, investment, brokerage, fiduciary, philanthropic advisory, tax preparation, and farm management services to individuals, businesses, and foundations through its Wealth Management business. As of June 30, 2023, $11.5 billion of assets were under care. For individuals, Busey Bank provides investment management, trust and estate advisory services, and financial planning. For businesses, it provides investment management, business succession planning, and employee retirement plan services. For foundations, Busey Bank provides investment management, investment strategy consulting, and fiduciary services. Brokerage-related services are offered by Busey Investment Services, a division of Busey Bank, through a third-party arrangement. In addition, Busey Bank provides professional farm management and brokerage services to the agricultural industry.
Busey Bank’s subsidiary, FirsTech, provides comprehensive and innovative payment technology solutions. Through our payment platform, which utilizes an API cloud-based platform, our technology provides for fully integrated payments capabilities. FirsTech’s multi-channel payment platform allows businesses to collect payments from their customers in a variety of ways, to enable fast, frictionless payments. Payment method vehicles include text, interactive voice response, electronic payment concentration delivered to Automated Clearing House networks, money management and credit card networks, walk-in payment processing, direct debit services, and lockbox remittance processing for customers to make payments by mail. FirsTech also provides additional tools to help clients with billing, reconciliation, bill reminders, and treasury services. Our client base represents a diverse set of industries, with a higher concentration in highly regulated industries, such as financial institutions, utility, insurance, and telecommunications industries. The Company continues to make strategic investments across key areas of the business including technology, product, sales, and operations.
First Busey Risk Management, Inc., which we refer to as First Busey Risk Management, is a wholly owned subsidiary of First Busey and a captive insurance company that insures against certain risks unique to the operations of the Company and its subsidiaries and for which insurance may not be currently available or economically feasible in today’s insurance marketplace. First Busey Risk Management pools resources with several other similar insurance company subsidiaries of financial institutions to spread a limited amount of risk among themselves. First Busey is in the process of winding down the operations of this subsidiary,
Our principal executive offices are located at 100 W. University Ave., Champaign, Illinois 61820, and our telephone number is (217) 365-4500.
We maintain an Internet website at http://www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.
We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

DESCRIPTION OF CAPITAL STOCK
General
We have the authority to issue 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2023, we had 58,116,969 shares of common stock issued and 55,290,847 shares outstanding. As of the date of this prospectus, no shares of preferred stock are issued and outstanding.
The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and amended and restated by-laws, each of which is incorporated herein by reference, as well as the Nevada General Corporation Law, and any other documents referenced in the summary and from which the summary is derived.
Common Stock
General.   Under our amended and restated articles of incorporation, as amended, we have the authority to issue 100,000,000 shares of our common stock, par value $0.001 per share, of which 58,116,969 shares were issued and 55,290,847 shares were outstanding as of June 30, 2023. As of June 30, 2023, there were 2,012,127 shares of our common stock underlying options, restricted stock units, performance stock units and deferred stock units that have been issued pursuant to our equity incentive plans. We have reserved an additional 2,008,413 shares of our common stock for future issuance under our equity incentive and employee stock purchase plans. Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “BUSE.”
Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.
Voting Rights.   Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.
Liquidation Rights.   Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Dividends Payable on Shares of Common Stock.   In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the dividend. As a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred securities) in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Most of our revenues available for the payment of dividends derive from amounts paid to us by Busey Bank. There are various statutory limitations that limit the ability of Busey Bank to pay dividends to us. Busey Bank is a state-charted bank and is subject to the laws and regulations of the Illinois Department of Financial and Professional Regulation and to the regulations of the Federal Deposit Insurance Corporation. If a bank’s primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice.
Under the Illinois Banking Act, Busey Bank generally may not pay dividends in excess of its net profits. Further, the payment of dividends by any financial institution is also affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Even notwithstanding the availability of funds for dividends, the Federal Deposit Insurance Corporation may prohibit the payment of any dividends by an insured bank, such as Busey Bank, if the Federal Deposit Insurance Corporation determines such payment would constitute an unsafe or unsound practice.
Under applicable regulatory requirements, an Illinois state-chartered bank such as Busey Bank may not pay dividends in excess of its net profits. Since the second quarter of 2018, Busey Bank has maintained a positive retained earnings position and has been permitted to pay dividends to the Company.
As of June 30, 2023, we had outstanding $71.9 million of junior subordinated debentures issued to unconsolidated statutory trusts in connection with the issuance by the trusts of preferred securities. The terms of the junior subordinated debentures and the related trust preferred securities provide that we may defer interest on such instruments for up to five years, but not beyond the stated maturity date. As of June 30, 2023, we were current on the interest payable pursuant to the junior subordinated debentures and the related trust preferred securities. However, if we elect in the future to defer interest on such instruments, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on the junior subordinated debentures and the related trust preferred securities.
Furthermore, we may be limited from paying dividends on our common stock pursuant to the terms of our credit agreement with U.S. Bank National Association. As of June 30, 2023, we were not limited from the payment of any quarterly dividends on our common stock consistent with past practices.
Anti-Takeover Provisions
General.   Our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.
Authorized Shares of Capital Stock.   Authorized but unissued shares of our common stock and preferred stock under our amended and restated articles of incorporation, as amended, could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market LLC) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.
Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements.   Under our amended and restated by-laws, a special meeting of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or our President only after receiving the written request to hold a meeting from: (i) a majority of our board of directors; or (ii) stockholders owning at least 50% of the entire capital stock issued and outstanding and entitled to vote. Additionally, our amended and restated by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.
State Anti-Takeover Laws.   Although under our amended and restated articles of incorporation, as amended, we have opted not to be governed by Nevada’s anti-takeover law known as the “Combination with Interested Stockholders Statute,” we may become subject to this provision in the future. In addition, the Nevada General Corporation Law contains a “Control Share Acquisition Statute,” which does not currently apply to us.
The Combination with Interested Stockholders Statute prevents “interested stockholders” and an applicable Nevada corporation from entering into a “combination” unless certain conditions are met. A combination means, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (i) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation; (ii) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or (iii) representing more than 10% of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate of a corporation who at any time within two years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within two years after the interested stockholder acquired its shares unless the combination or the purchase of shares made by the interested stockholder is approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation representing at least 60% of the outstanding voting power held by disinterested stockholders.
If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated: (i) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (ii) if the combination is approved at an annual or special meeting of the stockholders of the corporation by a majority of the voting power held by disinterested stockholders; or (iii) if the consideration to be paid by the interested stockholder for disinterested shares of common or preferred stock, as applicable, is at least equal to the highest of: (A) the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; (B) the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or (C) the amount specified in the corporation’s articles of incorporation, including in any certificate of designation for the class or series of shares are entitled upon the consummation of a transaction of a type encompassing the combination.
The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The Control Share Acquisition Statute specifies three thresholds: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; and (iii) a majority or more, of the voting power of the corporation in the election of directors. Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become “Control Shares” and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Shares Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters’ rights. The Control Share Acquisition Statute currently does not apply to us because we do not have 100 or more stockholders of record who are residents of the State of Nevada.
Preferred Stock
We may issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, preemption rights, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:
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the maximum number of shares in the series and the designation of the series;

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the terms on which dividends, if any, will be paid;

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the terms on which the shares of the series may be redeemed, if at all;

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the liquidation preference, if any;

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the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

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the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

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any applicable preemption rights;

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any applicable right to designate members of our board of directors;

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the voting rights, if any, of the shares of the series; and

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any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete. You should refer to the applicable certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under “— Subordination of the Debt Securities”;

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any limit on the aggregate principal amount of the debt securities;

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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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whether the debt securities may be issuable in tranches;

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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

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any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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any restrictions, conditions or requirements for transfer of the debt securities; and

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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in an applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
An applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
An applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in an applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
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we or our principal subsidiary bank are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.
Modification and Waiver
Unless we indicate otherwise in an applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
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a change in the stated maturity date of any payment of principal, premium, if any, or interest;

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a reduction in the principal amount of, premium, if any, or interest on, any debt securities;

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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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a change in the currency in which any payment on the debt securities is payable;

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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
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waive compliance by us with certain restrictive provisions of the indenture and their consequences; and

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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal, premium, if any, or interest on, any series of debt securities.

Events of Default
Unless we indicate otherwise in an applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 60 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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if we or our principal subsidiary bank make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;”

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the default by the Company under any of its other indebtedness having an aggregate principal amount of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes failure in payment of principal of such indebtedness when due after the expiration of any applicable grace period without such indebtedness having been discharged or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due or payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled; provided that the foregoing shall not constitute an event of default with respect to any subordinated debt securities; or

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any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee with respect to the securities.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the notice, request and offer of security or indemnity; and

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no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture.   Unless we indicate otherwise in the applicable prospectus supplement, if at any time,

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we have paid the principal of, premium, if any, and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the trustee under the indenture, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance.   Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:
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to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
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we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

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we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, obligations and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Subordination of the Subordinated Debt Securities
Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all existing and future senior indebtedness of the Company. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of Busey Bank, deposits) which means that creditors (including, in the case of Busey Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the subordinated debt securities would have any claims to those assets.
“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.
The term “indebtedness for money borrowed” means:
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any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

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any off-balance sheet guarantee obligation;

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any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

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any capitalized lease obligation;

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any deferred obligation for payment of the purchase price of any property or assets;

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all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

The subordinated debt securities will also be subordinated in right of payment to all “other company obligations,” which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.
Upon the liquidation, dissolution, winding up, or reorganization of the Company or Busey Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then the Company shall first use such excess proceeds to pay in full all “other company obligations” before the Company makes any payment on the subordinated debt securities.
Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or Busey Bank, holders of the subordinated debt securities may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to “other company obligations” and other creditors of the Company.

In some circumstances relating to the Company’s or Busey Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.
Global Securities
Unless otherwise indicated in an applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in an applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.
Regarding the Trustee
General.   From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.
Resignation or Removal of Trustee.   If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities.   The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee.   The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
DESCRIPTION OF WARRANTS
The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:
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the title and aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the title, amount and terms of the securities purchasable upon exercise of the warrants;

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the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

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the date, if any, on and after which the warrants and the related securities will be separately transferable;

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the price at which the related securities may be purchased upon exercise of the warrants;

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the exercise period for the warrants;

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the minimum or maximum number of warrants which may be exercised at any one time;

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any applicable anti-dilution, redemption or call provisions;

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any applicable book-entry provisions; and

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any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.
DESCRIPTION OF SUBSCRIPTION RIGHTS
This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and applicable U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with the applicable prospectus supplement that will describe, among other things:
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the record date for stockholders entitled to receive the subscription rights;

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the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

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the exercise price of the subscription rights;

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whether the subscription rights are transferable;

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the period during which the subscription rights may be exercised and when they will expire;

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the steps required to exercise the subscription rights;

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whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
After the close of business on the expiration date, all unexercised subscription rights will become void.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

An applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in such prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in such prospectus supplement.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.
The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:
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the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES
This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends
The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.
The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion or Exchange Rights
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting Rights
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
Taxation
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.
The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.
Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, can generally be identified by the use of the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in our periodic and current reports filed with the SEC. These factors include, but are not limited to, the following:
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the strength of the local, state, national and international economy (including effects of inflationary pressures and supply chain constraints);

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the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine);

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changes in state and federal laws, regulations and governmental policies concerning the Company’s general business (including changes in response to the recent failures of other banks);

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changes in accounting policies and practices;

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changes in interest rates and prepayment rates of the our assets (including the impact of The London Inter-bank Offered Rate phase-out);

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increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers;

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changes in technology and the ability to develop and maintain secure and reliable electronic systems;

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the loss of key executives or associates;

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changes in consumer spending;

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unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated;

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unexpected outcomes of existing or new litigation involving the Company;

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fluctuations in the value of securities held in our securities portfolio;

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concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients;

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the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure;

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the level of non-performing assets on our balance sheets;

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interruptions involving our information technology and communications systems or third-party servicers;

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breaches or failures of our information security controls or cybersecurity-related incidents;

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the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards and droughts; and

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other factors and risks described under the “Risk Factors” section of any applicable prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q filed since our most recent Annual Report, and elsewhere in our periodic and current reports filed with the SEC.

Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.
You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s website at www.sec.gov or on our website at ir.busey.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering covered by this prospectus, as well as any filings made after that date of this registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 14, 2023 that are incorporated therein;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2023, filed with the SEC on May 4, 2023; and (ii) June 30, 2023, filed with the SEC on August 3, 2023;

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our Current Reports on Form 8-K filed with the SEC on January 10, 2023, March 1, 2023, April 11, 2023, May 26, 2023, and July 11, 2023; and

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the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 1990 (File No. 000-15950), and in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 25, 2021, including all amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus but not delivered with this prospectus. Requests for such materials should be directed to:
First Busey Corporation
Attention: Corporate Secretary
100 W. University Ave.
Champaign, Illinois 61820
Telephone number: (217) 365-4500
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of the Company and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

Depositary Shares, Each Representing a 1/40th Interest in a Share of
% Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock
PROSPECTUS SUPPLEMENT
                 , 2025

Joint Book-Running Managers
Piper Sandler	Morgan Stanley	Keefe, Bruyette & Woods A Stifel Company
Co-Manager
Janney Montgomery Scott